As filed with the Securities and Exchange Commission on August 16, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MASTEC, INC.

(Exact Name of registrant as specified in its charter)

Florida	65-0829355
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(305) 599-1800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s Principal Executive Offices)

For the co-registrants, please see “Co-Registrant Information” on the following page

Alberto de Cardenas, Esq.

Executive Vice President, General Counsel & Secretary

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(305) 599-1800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Ira N. Rosner, Esq.

Holland & Knight LLP

701 Brickell Avenue

Miami, Florida 33131

(305) 789-7556

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.10 per share, Preferred Stock, par value $1.00 per share, Depositary Shares, Debt Securities, Guarantees(2), Warrants, Stock Purchase Contracts and Stock Purchase Units

(1)	An indeterminate aggregate offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices, either by the issuer or by selling security holders. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(2)	Represents guarantees, if any, of the debt securities by the co-registrants or one or more of the future subsidiaries of the registrant. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees.

CO-REGISTRANT INFORMATION

(Exact Name of Co-Registrants as Specified in its Charter)	(Primary Standard Industrial Classification Number)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
CAM Communications, Inc.	1623	Maryland	52-2100835
Church & Tower, Inc.	1623	Florida	65-0227979
Dynamic Tower Services, Inc.	1623	Louisiana	27-0623319
Dynis LLC	1623	Maryland	52-2347234
Dynis Tower Solutions, LLC	1623	Maryland	46-1631429
EC Source Aviation, LLC	1623	Nevada	27-0861739
EC Source Services, LLC	1623	Florida	27-3046138
Energy Environmental Group, Inc.	1623	Nevada	26-4399738
Energy Erectors, Inc.	1623	Florida	39-1363163
Go Green Services, LLC	1623	Texas	45-2430541
MasTec Brazil I, Inc.	1623	Florida	65-0890223
MasTec Brazil II, Inc.	1623	Florida	65-0890224
MasTec ETS Service Company, LLC	1623	Florida	46-3702652
MasTec Latin America, Inc.	1623	Delaware	65-0726671
MasTec Network Solutions, Inc.	1623	Florida	45-3250780
MasTec Network Solutions, LLC	1623	Florida	26-3078035
MasTec North America, Inc.	1623	Florida	65-0829357
MasTec Property Holdings, LLC	1623	Nevada	26-4027848
MasTec Renewables Construction Company, Inc.	1623	Florida	27-2971344
MasTec Residential Services, LLC	1623	Florida	27-0637848
MasTec Services Company, Inc.	1623	Florida	65-0791004
MasTec Spain, Inc.	1623	Florida	65-0890231
MasTec Venezuela, Inc.	1623	Florida	65-0890232
MasTec Wireless Services, LLC	1623	Florida	14-1943970
MP Drilling Holdings, LLC	1623	Florida	32-0490051
Nsoro MasTec International, Inc.	1623	Nevada	26-4097196
Optima Network Services, Inc.	1623	California	87-0719354
Optimum Total Source, LLC	1623	Maryland	46-1949813
Power Partners MasTec, Inc.	1623	Florida	27-3506112
Power Partners MasTec, LLC	1623	North Carolina	26-1623356
Precision Acquisition, LLC	1623	Wisconsin	27-1186147
Precision Pipeline LLC	1623	Wisconsin	20-0667117
Precision Transport Company, LLC	1623	Wisconsin	20-3843698
Pumpco, Inc.	1623	Texas	74-2196341
T&D Power, Inc.	1623	Nevada	26-4474622
Three Phase Line Construction, Inc.	1623	New Hampshire	02-0486688
Three Phase Acquisition Corp.	1623	New Hampshire	26-1623833
Wanzek Construction, Inc.	1623	North Dakota	45-0311915
WesTower Communications, LLC	1623	Florida	30-0914565

The address, including zip code of each co-registrant’s principal executive offices is 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. The telephone number, including area code, of each of the co-registrants is (305) 599-1800.

The address, including zip code of the agent for service for each of the co-registrants is Alberto de Cardenas, Executive Vice President, General Counsel and Secretary of MasTec, Inc., 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. The telephone number, including area code, of the agent for service for each of the co-registrants is (305) 599-1800.

PROSPECTUS

Common Stock, Preferred Stock,

Depositary Shares, Debt Securities, Guarantees, Warrants,

Stock Purchase Contracts and Stock Purchase Units

We are MasTec, Inc., a corporation incorporated under the laws of the State of Florida. This prospectus relates to the public offer and sale of common stock, preferred stock, depositary shares, debt securities, guarantees, warrants, stock purchase contracts and stock purchase units that we and the subsidiary guarantors named below or in a related prospectus supplement may offer from time to time in one or more series. We and/or selling security holders may offer and sell the securities separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. You should read this prospectus, the applicable prospectus supplement and other offering materials carefully before you invest.

We and/or selling security holders may offer the securities from time to time through public or private transactions, and in the case of our common stock, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. Sales may be made directly to purchasers or to or through agents, broker-dealers or underwriters. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “MTZ.”

Before buying any offered securities, you should carefully consider the Risk Factors contained in this prospectus, beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 16, 2016.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you only with a general description of the securities we or the selling security holders may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus, any supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 24.

You should rely only on the information contained or incorporated by reference in this prospectus, the supplement to this prospectus and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us. We nor the selling security holders have authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We nor the selling security holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporate herein by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the selling security holders will use this prospectus to offer and sell securities unless it is accompanied by a supplement that more fully describes the securities being offered and the terms of the offering.

FORWARD-LOOKING INFORMATION

We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. We make statements in this prospectus and in the documents that we incorporate by reference into this prospectus that are forward-looking. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “will,” “project,” “forecast” and variations of these words and negatives thereof and similar expressions are intended to identify forward-looking statements. They also include statements regarding:

•	our future growth and profitability;

•	our competitive strengths; and

•	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations. These statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

We believe that these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in this prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.

The issues and associated risks and uncertainties discussed in “Risk Factors” herein and in the reports that we incorporate herein by reference are not the only ones we may face. Additional issues may arise or become material as our business evolves. The risks and uncertainties associated with those additional issues could impair our business in the future.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

OUR COMPANY

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents to which we have referred to in “Incorporation of Certain Documents by Reference” on page 24 of this prospectus for information about us and our financial statements.

We are a leading infrastructure construction company operating mainly throughout North America across a range of industries. Our primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy and utility infrastructure, such as: wireless, wireline/fiber and satellite communications, petroleum and natural gas pipeline infrastructure, electrical utility transmission and distribution, conventional and renewable power generation, and industrial infrastructure. Our customers are primarily in these industries.

We provide our services to a diversified base of customers. We often provide services under master service and other service agreements, which are generally multi-year agreements. The remainder of our work is generated pursuant to contracts for specific projects or jobs that require the construction or installation of an entire infrastructure system or specified units within an infrastructure system.

We have expanded and diversified our business in recent years, which has deepened our presence and broadened our service offerings in key markets, including wireless services, natural gas, natural gas liquids and petroleum pipeline, and electrical transmission, among others. In addition, we seek to grow organically and, to a lesser extent, through acquisition, in order to broaden our geographic presence and expand the services we provide within our traditional business areas, such as telecommunications, install-to-the-home and customer fulfillment services.

We manage our operations under five operating segments: (1) Communications; (2) Oil and Gas; (3) Electrical Transmission; (4) Power Generation and Industrial and (5) Other. This structure is generally focused on broad end-user markets for our labor-based construction services.

The Communications segment performs engineering, construction and maintenance of communications infrastructure primarily related to wireless and wireline/fiber communications and install-to-the-home customers, and to a lesser extent, distribution infrastructure for electrical utilities, among others. We perform engineering, construction and maintenance services on oil and natural gas pipelines and processing facilities for the energy and utilities industries through our Oil and Gas segment. The Electrical Transmission segment primarily serves the energy and utility industries through the engineering, construction and maintenance of electrical transmission lines and substations. The Power Generation and Industrial segment primarily serves energy, utility and other end-markets through the installation and construction of conventional and renewable power facilities, related electrical transmission infrastructure, ethanol/biofuel facilities and various types of industrial infrastructure. The Other segment includes equity method investments and other small business units that perform construction and other services in a variety of international end-markets.

We are incorporated under the laws of the State of Florida. Our principal executive offices are located at 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. Our telephone number is (305) 599-1800.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Six Months Ended June 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	1.4	0.6	2.4	2.8	2.7	2.7
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	1.4	0.6	2.4	2.8	2.7	2.7

(1)	To date, we have not issued preferred stock or incurred any preferred stock dividends.

The ratio of earnings to fixed charges is calculated as income from continuing operations, before provision for income taxes, less net unconsolidated affiliates’ interests, plus fixed charges (excluding capitalized interest), plus amortization of capitalized interest, divided by fixed charges. “Fixed charges” consist of interest expense, capitalized interest, amortization of debt discount, and the interest portion of net rent expense which is deemed to be representative of the interest factor. For the year ended December 31, 2015, the amount of the deficiency was $59.8 million.

USE OF PROCEEDS

Primary Offerings

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of these securities for general corporate purposes, which may include:

•	acquisitions of assets and businesses;

•	repayment of indebtedness outstanding at that time; and

•	general working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

Secondary Offerings

The details of any secondary offerings will be set forth in an applicable prospectus supplement, and we will not receive any proceeds from any selling security holder’s sale of our securities registered hereunder.

DESCRIPTION OF COMMON AND PREFERRED STOCK

The following summarizes certain material terms and provisions of our capital stock. It does not purport to be complete, however, and is qualified in its entirety by reference to Florida law and by the actual terms and provisions contained in our Amended and Restated Articles of Incorporation and our Amended and Restated By-laws, each as amended to the date hereof.

Overview

Our charter authorizes our board of directors to issue up to 145,000,000 shares of common stock, par value $0.10 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of August 10, 2016, we had approximately 82,357,451 shares of common stock and no shares of preferred stock issued and outstanding. All issued and outstanding shares of our common stock are duly issued, fully paid and nonassessable.

The following descriptions set forth certain general terms and provisions of our common and preferred stock to which a supplement to this prospectus may relate. The particular terms of the shares of common or preferred stock being offered and the extent to which the general provisions may apply will be described in the applicable supplement to this prospectus. If so indicated in the applicable supplement to this prospectus, the terms of any series of shares of preferred stock may differ from the terms set forth below, except with respect to those terms required by our Amended and Restated Articles of Incorporation and Amended and Restated By-laws.

General Description of our Common Stock

Each share of our common stock entitles its owner to one vote on all matters submitted to a vote of our shareholders. The holders of our common stock are entitled to receive dividends, when, as and if declared by our Board of Directors, in its discretion, from funds legally available for the payment of dividends. If we liquidate or dissolve, the owners of our common stock will be entitled to share proportionately in our assets, if any, legally available for distribution to shareholders, but only after we have paid all of our debts and liabilities.

Our common stock has no preemptive rights, no sinking fund provisions and no subscription, redemption or conversion privileges, and it is not subject to any further calls or assessments by us. Our common stock does not have cumulative voting rights, which means that the holders of a plurality of the outstanding shares of our common stock voting for the election of directors can elect all members of our Board of Directors eligible for election in any year. See “—Material Provisions of our Articles of Incorporation and By-laws.” Additionally, the vote or concurrence of our shareholders holding a majority in interest of our common stock is sufficient for certain other actions that require the vote or concurrence of shareholders.

As of June 30, 2016, Jorge Mas, our Chairman, José Mas, our Chief Executive Officer, and other members of the Mas family who are employed by MasTec beneficially own approximately 20.1% of our issued and outstanding shares of common stock. Consequently, they have the power to control our management and affairs and are in a position to substantially influence:

•	the vote of most matters submitted to our shareholders, including any merger, consolidation or sale of all or substantially all of our assets;

•	the nomination of individuals to our Board of Directors; and

•	a change in our control.

The Mas family’s ability to exercise significant control over our management and affairs may discourage, delay or prevent a takeover attempt that you might consider in your best interest and that might result in you receiving a premium for your common stock.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

General Description of Preferred Stock

Our Amended and Restated Articles of Incorporation authorize our Board of Directors, without further shareholder approval, to:

•	issue preferred stock in one or more series;

•	establish the number of shares to be included in each such series; and

•	fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions on those shares.

The Board of Directors may establish a class or series of preferred stock with preferences, powers and rights (including voting rights) senior to the rights of the holders of our common stock. If we issue any of our preferred stock, it may have the effect of delaying, deferring or preventing a change in control.

Material Provisions of Our Articles of Incorporation and By-laws

Our Amended and Restated Articles of Incorporation and our Amended and Restated By-laws contain material provisions that may make the acquisition of control of us more difficult.

Business Combinations. Our Amended and Restated Articles of Incorporation contain material provisions which may make it more difficult for a person or entity that is the holder of more than 10% of our outstanding voting stock to force us to approve a “business combination.” For purposes of this discussion, a “business combination” includes any:

•	merger or consolidation of us with or into another corporation;

•	sale or lease of all or any substantial part of our property and assets; or

•	issuance of our securities in exchange for sale or lease to us of property and assets having an aggregate fair market value of $1 million or more.

Our Amended and Restated Articles of Incorporation require at least 80% of the voting power of all of our outstanding shares entitled to vote in the election of directors, voting together as a single class, to vote in favor of a business combination with any person or entity that is directly or indirectly the holder of more than 10% of our outstanding voting stock in order for that transaction to be approved. This voting requirement may have the effect of delaying, deferring or preventing a change in control of us. However, this voting requirement is not applicable to business combinations if either:

•	our Board of Directors has approved a memorandum of understanding with the other corporation with respect to the transaction prior to the time that the other corporation became a holder of more than 10% of our outstanding voting stock; or

•	the transaction is proposed by a corporation of which we are the majority owner.

Classified Board of Directors and Related Provisions. Our Amended and Restated By-laws provide that the number of our directors will be established from time to time by a majority vote of our Board of Directors or our shareholders. Our Amended and Restated By-laws also provide that our Board of Directors will be divided into three classes of directors, with each class having a number of directors as nearly equal as possible to each other class and that directors will serve for staggered three-year terms. As a result, one-third of our Board of Directors will be elected each year. These classified board provisions could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of the Board of Directors until the second annual shareholders meeting following the date on which the acquirer obtains its controlling interest. Additionally, our Board of Directors’ Governance Principles include a director majority vote policy. The majority vote policy is applicable solely to uncontested elections, which are those elections in which the number of nominees for election is less than or equal to the number of directors to be elected. Under the majority vote policy, any nominee for director who receives more “withheld” votes than “for” votes in an uncontested election must submit a written offer to resign as director. Any such resignation will be reviewed by our Nominating and Corporate Governance Committee, and, within 90 days after the election, the independent members of the Board of Directors will determine whether to accept, reject or take other appropriate action with respect to the resignation in furtherance of the best interests of us and our shareholders.

Our shareholders may remove any of our directors or our entire Board of Directors if the votes in favor of removal constitute at least a majority of all of our outstanding voting stock entitled to vote. However, our Amended and Restated By-laws also provide that our shareholders may only remove our directors for “cause” and only by a vote at a meeting that is called for the purpose of removing the director or directors. Our Amended and Restated By-laws define “cause” as failing to substantially perform one’s duties to us (other than as a result of incapacity due to physical or mental illness) or willfully engaging in gross misconduct injurious to us. If there is a vacancy on our Board of Directors, a majority of either our remaining directors or our shareholders may fill the vacancy.

Shareholder Action By Written Consent. Our Amended and Restated By-laws provide that any actions which our shareholders may take at a shareholders’ meeting can be taken by written consent in lieu of a meeting.

In order to effect a shareholder action by written consent in lieu of a meeting, holders of our outstanding voting stock, having at least the minimum number of votes that would be necessary to authorize the action at a shareholders’ meeting, must sign a written consent which states the action to be taken. If our shareholders take any action by written consent in lieu of a meeting, we must notify all of our shareholders that did not consent to the action in writing within 10 days after receiving the written consent and describe the action to them and whether dissenters’ rights are available.

Indemnification. Our Amended and Restated Articles of Incorporation and/or Amended and Restated By-laws provide that we will indemnify each of our directors and officers to the fullest extent permitted by law. Our Amended and Restated By-laws permit us to purchase insurance on behalf of our directors, officers, employees and agents and directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, serving as such at our request, against liabilities that they may incur in those capacities, whether or not we would have the power to indemnify them against such liabilities.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors;

•	the corporation has not had more than 300 shareholders of record at any time during the three years preceding the announcement date of any such business combination;

•	the interested shareholder has beneficially owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

•	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our Amended and Restated Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement which will more fully describe the terms of those depositary shares. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares to be issued will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. The following description of the depositary shares, and any description of the depositary shares in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying deposit agreement and the depositary receipt, which we will file with the SEC at or prior to the time of the sale of the depositary shares. You should refer to, and read this summary together with, the deposit agreement and related depositary receipt. You can obtain copies of any form of deposit agreement or other agreement pursuant to which the depositary shares are issued by following the directions described under the caption “Where You Can Find More Information.”

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of those depositary receipts owned by those holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make that distribution, in which case the preferred stock depositary may, with our approval, sell that property and distribute the net proceeds from that sale to those holders.

Withdrawal of Preferred Stock

Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into excess preferred stock or otherwise), the holders thereof will be entitled to delivery at that office, to or upon that holder’s order, of the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by those depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of those shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of a class or series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the class or series of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to that class or series of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon their redemption and any money or other property to which the holders of those depositary receipts were entitled upon their redemption and surrender thereof to the preferred stock depositary.

Voting

Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in that notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent that class or series of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for that class or series of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares. The preferred stock depositary will vote the amount of that class or series of preferred stock represented by those depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of that class or series of preferred stock represented by those depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing those depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as that action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by that depositary receipt, as set forth in the applicable prospectus supplement.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related class or series of preferred stock will not be effective unless that amendment has been approved by the existing holders of at least two thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class or series of preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any of those types of amendments becomes effective shall be deemed, by continuing to hold that depositary receipt, to consent and agree to that amendment and to be bound by the deposit agreement as amended thereby.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if a majority of each class or series of preferred stock subject to that deposit agreement consents to that termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, that number of whole or fractional shares of each class or series of preferred stock as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by the preferred stock depositary with respect to those depositary receipts. Additionally, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares issued thereunder shall have been redeemed;

•	there shall have been a final distribution in respect of each class or series of preferred stock subject to that deposit agreement in connection with our liquidation, dissolution or winding up and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that class or series of preferred stock; or

•	each share of preferred stock subject to that deposit agreement shall have been converted into our stock not so represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by those holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the preferred stock depositary, that resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred stock.

Neither we nor the preferred stock depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and neither we nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a class or series of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of a class or series of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give that information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on those claims, requests or instructions received from us.

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior debt securities under that certain Indenture dated June 5, 2009, by and among us, certain of our subsidiaries and U.S. Bank National Association, as trustee, and we may issue subordinated debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indentures from time to time.

This prospectus summarizes the material provisions of the indentures and the debt securities that we may issue under the indentures. This summary is not complete and may not describe all of the provisions of the indentures or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable supplement.

In the summary below, we have included references to the section numbers of the indentures so that you can easily locate the related provisions in the indentures for additional detail. You should also refer to the applicable indenture for the definitions of any capitalized terms that we use below but do not define in this prospectus. When we refer to particular sections of the indentures or to defined terms in the indentures, we intend to incorporate by reference those sections and defined terms into this prospectus.

Terms

The debt securities will be our direct obligations. The amount of debt securities we may offer under this prospectus is unlimited as to principal amount. We may issue the debt securities, from time to time and in one or more series, established in or pursuant to authority granted by one or more resolutions of our board of directors, and set forth in, or determined in the manner provided in, an officers’ certificate, or established in one or more supplemental indentures. We may issue debt securities with terms different from those of our previously issued debt securities (Section 301).

Each indenture provides that there may be more than one trustee under such indenture, each such trustee with respect to one or more series of debt securities. Any trustee under the indentures may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Sections 608 and 609). If two or more persons act as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee (Sections 101 and 609). Except as otherwise indicated in this prospectus, each trustee may take any action described in this prospectus only with respect to the one or more series of debt securities for which it is trustee under the relevant indenture.

You should refer to the applicable supplement to this prospectus relating to a particular series of debt securities for the specific terms of the debt securities, including, but not limited to:

•	the title of the debt securities, whether the debt securities will be guaranteed and the identity of the guarantor or guarantors, if any;

•	the total principal amount of the debt securities and any limit on the total principal amount;

•	the price, expressed as a percentage of the principal amount of the debt securities, at which we will issue the debt securities and any portion of the principal amount payable upon acceleration of the debt securities;

•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock, our preferred stock or any of our other securities or property;

•	if the debt securities are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

•	the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities and the amount of principal we will be obligated to pay;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

•	whether the debt securities rank as senior, senior subordinated or subordinated or any combination thereof and the terms of any subordination;

•	the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities, the dates on which we will be obligated to pay any interest, the regular record dates, if any, for the interest payments, or the method by which the dates will be determined, the persons to whom we will be obligated to pay interest and the basis upon which interest will be calculated, if other than that of a 360-day year consisting of twelve 30-day months;

•	the place or places where the principal of, and any premium, make-whole amount, interest or additional amounts on, the debt securities will be payable, where the holders of the debt securities may surrender their debt securities for conversion, transfer or exchange, and where the holders may serve notices or demands to us in respect of the debt securities and the indenture (Section 101);

•	whether the debt securities will be in registered or bearer form, and the terms and conditions relating to the form, and, if in registered form, the denominations in which we will issue the debt securities if other than $1,000 or a multiple of $1,000 and, if in bearer form, the denominations in which we will issue the debt securities if other than $5,000;

•	the identity of the trustee of the debt securities of the series and, if other than the trustee, the identity of each security registrar and/or paying agent for debt securities of the series;

•	the period or periods during which the price or prices, including any premium at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities at our option, if we have such an option;

•	any obligation that we have to redeem, repay or purchase debt securities under any sinking fund or similar provision or at the option of a holder of debt securities and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities under that obligation;

•	the currency or currencies in which we will sell the debt securities and in which the debt securities will be denominated and payable;

•	whether the amount of payment of principal of, and any premium, make-whole amount or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

•	whether the principal of, and any premium, make-whole amount, additional amounts or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent responsible for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

•	the designation of the initial exchange rate agent, if any, or any depositaries;

•	any provisions granting special rights to the holders of the debt securities of the series at the occurrence of named events;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants contained in the indenture;

•	whether the debt securities of the series will be issued in certificated or book-entry form and the related terms and conditions, including whether any debt securities will be issued in temporary and/or permanent global form, and if so, whether the owners of interests in any permanent global debt security may exchange those interests for debt securities of that series and of like tenor of any authorized form and denomination and the circumstances under which any exchanges may occur, if other than in the manner provided in the indenture (Section 305), and, if debt securities of or within the series are to be issuable as a global debt security, the identity of the depositary for such series;

•	the date as of which any bearer securities, and/or temporary global debt security representing outstanding securities of or within the series will be dated if other than the date of original issuance of the first debt security of the series to be issued;

•	if the debt securities will be issued in definitive form only upon our receipt, or the trustee’s receipt, of certificates or other documents, or upon the satisfaction of conditions, a description of those certificates, documents or conditions;

•	if the debt securities will be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, as described below under “Discharge, Defeasance and Covenant Defeasance”;

•	any applicable United States federal income tax consequences, including whether and under what circumstances we will pay any additional amounts, as contemplated in the indenture on the debt securities, to any holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay additional amounts, whether, and on what terms, we will have the option to redeem the debt securities in lieu of paying the additional amounts;

•	the provisions, if any, relating to any security provided for the debt securities of the series;

•	any other covenant or warranty included for the benefit of the debt securities of the series;

•	any proposed listing of the debt securities on any securities exchange or market; and

•	any other terms of the debt securities or of any guarantees issued in connection with the debt securities not inconsistent with the provisions of the indenture (Section 301).

The debt securities may provide for our payment of less than their entire principal amount if their maturity is accelerated as a result of the occurrence and continuation of an event of default (Section 502). If this is the case, the debt securities would have what is referred to as “original issue discount.” Any special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currencies or currency exchange rates, commodity prices, equity indices or other factors. Holders of debt securities with these features may receive payment of a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on the applicable dates, depending upon the value on those dates of the applicable currencies or currency exchange rates, commodity prices, equity indices or other factors.

Information as to the methods for determining the amount of principal or interest payable on any date, the currencies or currency exchange rates, commodity prices, equity indices or other factors to which the amount payable on that date is linked and additional tax considerations will be included in the applicable prospectus supplement. All debt securities of any one series will be substantially identical, except as to denomination and except as may otherwise be provided by an officers’ certificate or in any supplement to the applicable indenture. We are not required to issue all of the debt securities of a series at the same time, and, unless otherwise provided in the applicable indenture, supplemental indenture or officers’ certificate, we may re-open a series without the consent of the holders of the debt securities of that series to issue additional debt securities of that series.

The indentures do not contain any provisions that limit our ability to incur indebtedness or that would protect holders of debt securities in the event we become a party to a highly-leveraged or similar transaction in which we would incur or acquire a large amount of additional debt, but such provisions may appear in the applicable prospectus supplement. You should refer to the applicable prospectus supplement for information regarding any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantees

Debt securities may be issued and unconditionally and irrevocably guaranteed by us or certain of our subsidiaries that are listed as guarantors in the applicable supplement to this prospectus. Any guarantee would cover the timely payment of the principal of, and any premium, make-whole amount, interest or sinking fund payments on, the debt securities, whether we make the payment at a maturity date, as a result of acceleration or redemption or otherwise. We will more fully describe the existence and terms of any guarantee of any of our debt securities by us or our subsidiaries in the prospectus supplement relating to those debt securities.

Denominations, Interest, Registration and Transfer

Unless the applicable prospectus supplement states otherwise, any debt securities of any series that we issue in registered form will be issued in denominations of $1,000 and multiples of $1,000, and debt securities of any series that we issue in bearer form will be issued in denominations of $5,000 (Section 302).

Unless the applicable prospectus supplement states otherwise, the principal of, and any premium, make-whole amount or interest on, any series of debt securities will be payable in the currency designated in the prospectus supplement at the corporate trust office of the trustee, initially, U.S. Bank National Association — Corporate Trust Services, 60 Livingston Avenue, St. Paul, MN 55107. At our option, however, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the security register for the series or by wire transfer of funds to that person at an account maintained within the United States (Sections 301, 305, 307 and 1002). We may at any time designate additional paying agents or rescind designation of any paying agents or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for any series. All monies that we pay to a paying agent for the payment of any principal of, or any premium, make-whole amount, interest or additional amounts on, any debt security which remains unclaimed at the end of two years after that payment became due and payable will be repaid to us. After that time, the holder of the debt security will be able to look only to us for payment (Section 1003).

Any interest that we do not punctually pay on any interest payment date with respect to a debt security will cease to be payable to the holder on the applicable regular record date and may either:

•	be paid to the holder at the close of business on a Special Record Date for the payment of defaulted interest, to be determined by the trustee (Sections 101 and 307); or

•	be paid at any time in any other lawful manner, as more fully described in the indentures.

Subject to certain limitations imposed upon debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and of the same total principal amount and authorized denomination upon the surrender of the debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the trustee. Every debt security surrendered for redemption, transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge for any transfer or exchange of any debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with the transfer or exchange (Section 305).

If the applicable prospectus supplement refers to us designating any transfer agent for any series of debt securities, in addition to the trustee, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for any series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

Neither we nor any trustee will be required to do any of the following:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of 15 business days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

•	exchange any debt security in bearer form that is selected for redemption, except that a debt security in bearer form may be exchanged for a debt security in registered form of that series and like denomination, provided that the debt security in registered form must be simultaneously surrendered for redemption; or

•	issue or register the transfer or exchange of any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that will not be partially or entirely repaid (Section 305).

Global Debt Securities

The debt securities of a series may be issued in the form of one or more fully registered global securities that will be deposited with a depositary or with a custodian for a depositary identified in the prospectus supplement relating to the series and registered in the name of the depositary or its nominee. In this case, we will issue one or more global securities in a denomination or total denominations equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the global security or securities. We expect that any global securities issued in the United States would be deposited with The Depositary Trust Company, as depositary or its custodian. We may issue any global securities in fully registered form on a temporary or permanent basis. Unless and until a global security is exchanged for debt securities in definitive registered form, a permanent global security may not be transferred except as a whole by the depositary to its nominee or by a nominee to the depositary or another nominee, or by the depositary or its nominee to a successor of the depositary or the successor depositary’s nominee.

The specific terms of the depositary arrangement with respect to any series of debt securities to be represented by a registered global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with, or are participants of, the depositary for the registered global security, or persons that may hold interests through participants. When we issue a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the global security owned by those participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in an offering of the debt securities, or by us or the trustee if we are directly offering the debt securities. The participants’ ownership, and any transfer, of a registered global security will be shown on records maintained by the depositary, and ownership of persons who hold debt securities through participants will be reflected on the records of the participants. State and federal laws may impair a person’s ability to own, transfer or pledge interests in a registered global security.

So long as the depositary or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the depositary’s procedures and, if that person is not a participant, on the procedures of the participant through which that person owns its interest to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium, make-whole amount, interest or additional amounts on a registered global security will be made to the depositary or its nominee, as the case may be, as the registered owners of the global security. Neither we, the trustee, the paying agent nor the registrar, nor any other agent of ours or of the trustee, will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that once the depositary receives any payment of principal of, any premium, make-whole amount, interest or additional amount on, a registered global security, the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global security, as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we do not appoint a successor depositary within 90 days, we will issue debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more global securities, and, in such event, we will issue debt securities in definitive form in exchange for all of the global security or securities representing the debt securities. We will register any debt securities issued in definitive form in exchange for a global security in the name or names that the depositary provides to the trustee. We expect that those names will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security.

Debt securities in bearer form may also be issued in the form of one or more global securities that will be deposited with a common depositary for Euroclear and Clearstream, or with a nominee for the depositary identified in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the specific terms and procedures of the depositary arrangement, including the specific terms of the depositary arrangement and any specific procedures, for the issuance of debt securities in definitive form in exchange for a global security in bearer form, with respect to any portion of a series of debt securities to be represented by a global security in bearer form.

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, trust or entity provided that:

•	we are the survivor in the transaction, or the survivor, if not us, is an entity organized under the laws of the United States or a state of the United States, which entity expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any premium, make-whole amount, interest and additional amounts on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction as having been incurred by us or our subsidiary at the time of the transaction, there is no event of default under the applicable indenture and no event which, after notice or the lapse of time, or both, would become an event of default; and

•	we deliver an officers’ certificate and an opinion of our legal counsel, as to the satisfaction of conditions contained in the applicable indenture (Sections 801 and 803).

This covenant would not apply to any recapitalization transaction, a change of control of us or a transaction in which we incur a large amount of additional debt, unless the transactions or change of control included a merger, consolidation or transfer or lease of substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indentures providing for a “put” right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur a large amount of additional debt.

Certain Covenants

Provision of Financial Information.

Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will file annual reports, quarterly reports and other documents with the SEC pursuant to Sections 13 and 15(d) as if we were so subject, on or prior to the dates by which we are or would have been required to file those documents if we were so subject. In any event, we will:

•	within 15 days of each of the respective dates by which we are or would have been required to file annual reports, quarterly reports or other documents with the SEC under Sections 13 and 15(d) of the Exchange Act, mail to all holders of debt securities, without cost to such holders, copies of the annual reports and quarterly reports and file with the applicable trustee copies of the annual reports, quarterly reports and other documents; and

•	promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to holders and any prospective holders of debt securities if filing those documents with the SEC is not permitted under the Exchange Act (Section 1005).

Additional Covenants

Any additional covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

Except as otherwise provided in the applicable prospectus supplement, the following events are “events of default” with respect to any series of debt securities that we may issue under the indentures:

•	we fail for 30 days to pay any installment of interest or any additional amounts payable on any debt security of that series;

•	we fail to pay the principal of, or any premium or make-whole amount on, any debt security of that series when due, either at maturity, redemption or otherwise;

•	we fail to make any sinking fund payment as required for any debt security of that series;

•	we breach or fail to perform any covenant or warranty contained in the applicable indenture, other than a covenant or warranty otherwise provided for in the applicable indenture, and our breach or failure to perform continues for 60 days after we have received written notice in accordance with the applicable indenture of our breach or failure to perform;

•	we default under a bond, debenture, note, mortgage, indenture or instrument securing or evidencing indebtedness for money borrowed by us, or by any subsidiaries of ours that we have guaranteed or for which we are directly responsible or liable as obligor or guarantor, that has a principal amount outstanding in excess of $20,000,000, other than indebtedness which is non-recourse to us or our subsidiaries, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the indebtedness has not been discharged or the acceleration has not been rescinded or annulled, within 30 days after written notice was provided to us in accordance with the applicable indenture;

•	a court of competent jurisdiction enters one or more judgments, orders or decrees against us or any of our subsidiaries in an aggregate amount (excluding amounts covered by insurance) in excess of $20,000,000, which remain(s) undischarged, unstayed, and unsatisfied in an aggregate amount (excluding amounts covered by insurance) in excess of $20,000,000 for 60 consecutive days;

•	the bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator, trustee, assignee, or other similar official for us or any of our Significant Subsidiaries, or for all or substantially all of our properties or the properties of our Significant Subsidiaries or the general assignment by us or any of our Significant Subsidiaries for the benefit of our or their creditors or an order for the liquidation of MasTec, Inc. or any of our Significant Subsidiaries which remains unstayed and in effect for 90 days; and

•	any other event of default described in the applicable prospectus supplement and indenture (Section 501).

If there is a continuing event of default with respect to outstanding debt securities of a series, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, voting as a single class, may declare immediately due and payable the principal amount or other amount as may be specified by the terms of those debt securities and any premium or make-whole amount on the debt securities of that series and any accrued and unpaid cash interest through the date of such declaration; provided, however, that, upon the occurrence and continuation of certain defaults related to bankruptcy or insolvency, the principal (or, if any debt securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of, and the Make-Whole Amount, if any, on, all the outstanding debt securities of that series and any accrued interest through the occurrence of such Event of Default, shall become due and payable immediately, without any declaration or other act by the Trustee or any other Holder. However, at any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if:

•	we pay or deposit with the trustee all required payments of the principal of, and any premium, make-whole amount, interest, and additional amounts on, the applicable series of debt securities, plus fees, expenses, disbursements and advances of the trustee; and

•	all events of default, other than the nonpayment of accelerated principal, premium, make-whole amount, or interest, with respect to the applicable series of debt securities have been cured or waived as provided in the indentures (Section 502).

The indentures also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences (except in respect of certain events of default related to bankruptcy or insolvency, the waiver of which requires approval of a majority in principal amount of all outstanding debt securities under the applicable indenture), except a default involving:

•	our failure to pay the principal of, and any premium, make-whole amount, interest or additional amounts on, any debt security; or

•	a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default (Section 513).

The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default actually known to the trustee unless the default has been cured or waived. The trustee may, however, withhold notice of default unless the default relates to:

•	our failure to pay the principal of, and any premium, make-whole amount, interest or additional amounts on, any debt security of that series; or

•	any sinking fund installment for any debt securities of that series,

•	if the Responsible Officers of the trustee in good faith consider it to be in the interest of the holders of the debt securities of that series (Sections 101 and 601).

Each indenture provides that no holder of debt securities of any series may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless the trustee fails to act for 60 days after it has received a written notice of a continuing event of default with respect to the debt securities of that series from such holder and a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series (except in respect of certain events of default related to bankruptcy or insolvency, which requires the written request of not less than 25% in principal amount of all outstanding debt securities under the applicable indenture), as well as an offer of indemnity satisfactory to the trustee; provided, that no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of outstanding debt securities of that series or the holders of a majority in principal amount of all outstanding debt securities under the applicable indenture, as applicable (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, make-whole amount, interest or additional amounts on, the debt securities at their respective due dates (Section 508).

Subject to provisions in each indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it (Section 602). Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of all outstanding debt securities of any series under the applicable indenture (except in respect of certain events of default related to bankruptcy or insolvency, the holders of a majority in principal amount of all outstanding debt securities under the applicable indenture) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. The trustee may, however, refuse to follow any direction which conflicts with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the applicable series not joining in the direction, and the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction (Section 512).

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating that officer’s knowledge of our and each guarantor’s compliance with all the conditions and covenants under the applicable indenture, and, in the event of any noncompliance, specifying the noncompliance and the nature and status of the noncompliance (Section 1006).

Modification of the Indentures

Modification Without Consent of the Holders

Together with the trustee, we may, when authorized by our board of directors, modify each of the indentures without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to add, change or eliminate any provisions of the indenture, provided that any addition, change or elimination shall neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holder of any debt security with respect to such provision or become effective only when there are no outstanding debt securities;

•	to secure previously unsecured debt securities;

•	to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our common stock, preferred stock or other securities or property or the addition or modification of any provisions of the indenture as necessary or desirable to provide for or facilitate the guarantee of such securities by one or more guarantors;

•	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to make any provision for the subordination of the debt securities of a series or with respect to the conversion or exchange of rights of holders pursuant to the requirements of the indenture;

•	to cure any ambiguity, defect or inconsistency in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture or to make any other changes, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under the indenture in any material respect;

•	to close the indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the indenture under the Trust Indenture Act; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

Modification With Consent of Holders

Together with the trustee, we may, when authorized by our board of directors, also make modifications and amendments to each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. Without the consent of each affected holder, however, no modification to either indenture may:

•	change the stated maturity of the principal of, or any premium, make-whole amount or installment of principal of, or interest on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, or any additional amounts payable with respect to any debt security or change any obligation to pay additional amounts except as permitted by the indenture;

•	reduce the amount of principal of an original issue discount security or make-whole amount that would be due and payable upon declaration of acceleration of the maturity of the original discount or other security, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	change the place of payment or the currency or currencies of payment of the principal of, and any premium, make-whole amount, interest, or additional amounts on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with provisions of the indenture or defaults and their consequences under the indenture, or to reduce the quorum or voting requirements contained in the indenture;

•	make any change that adversely affects the right to convert or exchange any debt security other than as permitted by the indenture or decrease the conversion or exchange rate or increase the conversion or exchange price of any such debt security; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage of holders necessary to effect that action or to provide that other provisions may not be modified or waived without the consent of the holder of the debt security (Section 902).

Documentation

Any modification or amendment of an indenture, whether effected with or without the consent of any holder, will be documented in a supplemental indenture.

Discharge, Defeasance and Covenant Defeasance

Unless the terms of a series of debt securities provide otherwise, under the indentures, we may discharge some of our respective obligations to holders of any series of debt securities that:

•	have been delivered to the trustee for cancellation; or

•	have not already been delivered to the trustee for cancellation and that either have become due and payable, will become due and payable within one year, or are scheduled for redemption within one year.

We can discharge these obligations when the securities have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee funds in the currency or currencies in which the debt securities are payable in an amount sufficient to pay and discharge the entire indebtedness on those debt securities, including principal of, and any premium, make-whole amount, interest and additional amounts on, the debt securities on and up to the date of such deposit, or, if the debt securities have become due and payable, on and up to the stated maturity or redemption date, as the case may be (Section 401).

In addition, if the terms of the debt securities of a series permit us to do so, we may elect either of the following:

•	to defease and be discharged from any and all obligations with respect to the debt securities, except our obligations to (Section 1402);

•	pay any additional amounts upon the occurrence of several particular tax and other events;

•	pay the fees, expenses and indemnitees of the trustee;

•	register the transfer or exchange of the debt securities;

•	replace temporary or mutilated, destroyed, lost or stolen debt securities;

•	maintain an office or agency for the debt securities; and

•	hold monies for payment in trust; or

•	to be released from our obligations with respect to the debt securities under sections of the applicable indenture described under “Certain Covenants” or, if permitted by the terms of the debt securities, our obligations with respect to any other covenant.

If we choose to be released from our respective obligations under the covenants, any failure to comply with any of the obligations imposed on us by the covenants will not constitute a default or an event of default with respect to the debt securities (Section 1403). However, to make either election, we must irrevocably deposit with the trustee an amount, in such currency or currencies in which the debt securities are payable at stated maturity, or in Government Obligations (Section 101), or both, that will provide sufficient funds to pay the principal of, and any premium, make-whole amount, and interest on, the debt securities, and any mandatory sinking fund or similar payments on the debt securities, on the relevant scheduled due dates.

We may defease and discharge the obligations, as described in the preceding paragraphs, only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that:

•	the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred; and

•	in the case of defeasance, the opinion of counsel must refer to, and be based upon, a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the applicable indenture (Section 1404).

Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•	the holder of a debt security of the series elects to receive payment in a currency other than that in which the deposit has been made in respect of the debt security (Section 301); or

•	a conversion event, as defined below, occurs in respect of the currency in which the deposit has been made,

then the indebtedness represented by the debt security will be fully discharged and satisfied through the payment of the principal of, and any premium, make-whole amount and interest on, the debt security as they become due, and additional amounts, if any, out of the proceeds yielded by converting the amount or other property deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the holder’s election or the conversion event based on the applicable market exchange rate (Section 1405).

Unless otherwise provided in the applicable prospectus supplement, a “conversion event” means the cessation of use of:

•	a currency (other than a European Currency Unit or other currency unit) issued by the government of one or more countries other than the United States, both by the government of the country that issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Currency Unit, both within the European Monetary System and, for the settlement of transactions, by public institutions of or within the European Communities (Section 101); or

•	any currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, we will make all payments of principal of, and any premium, make-whole amount, interest and additional amounts on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance in United States dollars.

In the event that we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of an event of default other than:

•	the event of default described in the fourth bullet under “—Events of Default, Notice and Waiver,” which would no longer be applicable to the debt securities of that series (Section 1005); or

•	the event of default described in the eighth bullet under “—Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance,

then the amount on deposit with the trustee will still be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. In this case, we would remain liable to make payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may describe any additional provisions permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to a particular series of debt securities.

Conversion and Exchange Rights

The terms on which debt securities of any series may be convertible into or exchangeable for our common stock, preferred stock or other securities or property of us will be described in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or the manner of calculating the price;

•	the exchange or conversion period;

•	whether the conversion or exchange is mandatory, or voluntary at the option of the holder or at our option;

•	any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange; and

•	the means of calculating the number of shares of our common stock, preferred stock or other securities or property of us to be received by the holders of debt securities.

The conversion or exchange price of any debt securities of any series that are convertible into our common stock or preferred stock shall be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as set forth in the applicable prospectus supplement (Article Sixteen).

Governing Law

The indentures are governed by the laws of the State of New York.

Redemption of Debt Securities

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Subject to such terms, we may opt at any time to partially or entirely redeem the debt securities.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

DESCRIPTION OF WARRANTS

The following summary describes generally the terms of warrants that we may offer from time to time in one or more series. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

The following description of the warrants, and any description of the warrants in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file with the SEC at or prior to the time of the sale of the warrants. You should refer to, and read this summary together with, the warrant agreement and the applicable prospectus supplement to review the terms of a particular series of our common or preferred stock that may be important to you. You can obtain copies of any form of warrant agreement or other agreement pursuant to which the warrants are issued by following the directions described under the caption “Where You Can Find More Information.”

We may issue warrants to purchase depositary shares, debt securities, shares of our common stock or preferred stock, or any combination of those securities. We may issue warrants independently or together with any other securities, and the warrants may be attached to, or separate from, any other securities. Each series of warrants to be issued will be issued under a separate warrant agreement between us and a warrant agent specified in the related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of the warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following:

•	the title of the warrants;

•	the amount of securities called for by such warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued and sold;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	the price at which, and the currency or currencies, including composite currencies or currency units, in which the securities purchasable upon exercise of the warrants may be purchased and provisions for changes to or adjustments in the purchase price;

•	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a summary of the United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the respective underlying securities purchasable upon exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depositary shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement.

An applicable prospectus supplement will describe the terms of the stock purchase contracts, including, if applicable, collateral or depositary arrangements.

SELLING SECURITY HOLDERS

We may from time to time register for resale hereunder certain of our securities held by particular selling security holders. In the event we effect such a registration, we will file a prospectus supplement that includes:

•	the names of the selling security holders;

•	the class and quantity of our securities offered by each selling shareholder;

•	the number or amount of such securities held by each selling security holder before and after the offering;

•	the percentage (if one percent or more) of such class of securities held by each selling security holder before and after the offering;

•	the nature of any position, office or other material relationship that each selling security holder has had with us or any of our predecessors or affiliates within the last three years;

•	any other applicable terms of the securities offered by each selling security holder.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the particular offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the respective amounts underwritten;

•	the nature of any material relationship between us and any underwriter;

•	the nature of the obligation of the underwriter(s) to take the securities;

•	the name or names of any selling security holders;

•	the purchase price of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings. We may sell our securities through a rights offering, forward contracts or similar arrangements.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the New York Stock Exchange.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto, as well as certain tax matters, will be passed upon for us by Holland & Knight LLP, 701 Brickell Avenue, Miami, Florida 33131. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The financial statements and schedule as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC’s web site at: http://www.sec.gov. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005. In addition, our SEC filings and other information about our company are available on our internet website: www.mastec.com. Please note that our internet address is included in this prospectus as an inactive textual reference and the information included on our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

•	we can disclose important information to you by referring you to those documents;

•	the information incorporated by reference is considered to be part of this prospectus; and

•	later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	our Annual Report on Form 11-K for the fiscal year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

•	our Current Reports on Form 8-K, filed with the Commission on March 17, 2016 and May 27, 2016;

•	our Definitive Proxy Statement on Schedule 14A filed in connection with our 2016 Meeting of Shareholders; and

•	the description of our common stock contained in Form 8-A filed with the SEC on February 10, 1997 (File No. 001-08106) and any amendments to such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

MasTec, Inc.

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

Attention: Alberto de Cardenas

(305) 599-1800

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the offerings described in this registration statement. In addition to the costs and expenses set forth below, the registrant will pay any selling commissions and brokerage fees and any applicable taxes, fees and disbursements with respect to securities registered hereby sold by the registrant. All of the amounts shown are estimates:

Securities and Exchange Commission Registration Fee	$	*
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Printing and Engraving Expenses		**
Rating Agency Fees		**
Miscellaneous		**
Total	$	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, and are not estimable at this time.
**	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

As a corporation incorporated in the State of Florida, we are subject to the Florida Business Corporation Act, or the Florida Act. Section 607.0831 of the Florida Act provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (a) the director breached or failed to perform his or her duties as a director and (b) the director’s breach of, or failure to perform, those duties constitutes (1) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (3) a circumstance under which the liability provisions of Section 607.0834 are applicable, (4) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (5) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850(1) of the Florida Act, a corporation has the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850(2) of the Florida Act, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

In addition, under Section 607.0850(3) of the Florida Act, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Sections 607.0850(1) or 607.0850(2) described above, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Under Section 607.0850(7) of the Florida Act, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the Florida Act are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0850(12) also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.

Our Amended and Restated Articles of Incorporation provide that we shall indemnify any director or former director to the fullest extent permitted by law. Our Amended and Restated By-laws provide that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon our receipt of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification. Our Amended and Restated By-laws also permit us to purchase and maintain insurance on behalf of our directors, officers, employees and agents and directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, serving as such at our request, against liabilities that they may incur in those capacities, whether or not we would have the power to indemnify them against such liabilities.

We have obtained primary and excess insurance policies insuring our directors and officers and our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers. In addition, we have individual indemnification agreements with our directors.

With respect to the co-registrants, in addition to any indemnification available under state law or pursuant to the co-registrants’ respective organizational documents, which indemnification is substantially similar to that available under Florida law and our organizational documents, agents of each of the co-registrants are entitled to indemnification in accordance with the relevant provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, as described above, and are covered under the same liability insurance policies obtained by us.

It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Item 16. Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

4.1	Composite Articles of Incorporation filed as Exhibit 3.1 to our Annual Report on Form 10-K filed with the SEC on February 25, 2010 and incorporated by reference herein.

4.2	Amended and Restated By-laws of MasTec, Inc., amended and restated as of January 22, 2010, filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 28, 2010 and incorporated by reference herein.

4.3	Form of Preferred Stock.*

4.4	Form of Deposit Agreement (Form of Receipt included therein).*

4.5	Indenture, dated June 5, 2009, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee (Form of Senior Debt Securities included therein) filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on June 5, 2009 and incorporated by reference herein.

4.6	Fifth Supplemental Indenture, dated March 18, 2013, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee filed as Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on March 18, 2013 and incorporated by reference herein.

4.7	Sixth Supplemental Indenture, dated September 30, 2013, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee filed as Exhibit 4.11 to our Annual Report on Form 10-K filed with the SEC on February 27, 2014 and incorporated by reference herein.

4.8	Seventh Supplemental Indenture, dated November 11, 2013, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee filed as Exhibit 4.12 to our Annual Report on Form 10-K filed with the SEC on February 27, 2014 and incorporated by reference herein.

4.9	Eighth Supplemental Indenture, dated March 12, 2014, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee filed as Exhibit 4.1 to our Quarterly Report on Form 10-Q filed with the SEC on August 11, 2014 and incorporated by reference herein.

4.10	Ninth Supplemental Indenture, dated April 30, 2014, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee filed as Exhibit 4.2 to our Quarterly Report on Form 10-Q filed with the SEC on August 11, 2014 and incorporated by reference herein.

4.11	Tenth Supplemental Indenture, dated July 10, 2014, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee filed as Exhibit 4.3 to our Quarterly Report on Form 10-Q filed with the SEC on August 11, 2014 and incorporated by reference herein.

4.12	Eleventh Supplemental Indenture, dated August 8, 2014, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee filed as Exhibit 4.1 to our Quarterly Report on Form 10-Q filed with the SEC on October 30, 2014 and incorporated by reference herein.

4.13	Twelfth Supplemental Indenture, dated December 8, 2014, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee filed as Exhibit 4.9 to our Annual Report on Form 10-K filed with the SEC on July 31, 2015 and incorporated by reference herein.

4.14	Thirteenth Supplemental Indenture, dated April 10, 2015, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on April 13, 2015 and incorporated by reference herein.

4.15	Fourteenth Supplemental Indenture, dated January 7, 2016, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee filed as Exhibit 4.11 to our Annual Report on Form 10-K filed with the SEC on February 26, 2016 and incorporated by reference herein.

4.16	Form of Indenture for Subordinated Debt Securities (Form of Subordinated Debt Securities included therein) filed as Exhibit 4.6 to our Registration Statement on Form S-3 (File No. 333-158502) filed with the SEC on April 8, 2009.

4.17	Form of Warrant Agreement (Form of Warrant included therein).*

4.18	Form of Stock Purchase Contract.*

4.19	Form of Stock Purchase Unit.*

5.1	Opinion of Holland & Knight LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of BDO USA, LLP

23.2	Consent of Holland & Knight LLP (contained in legal opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature pages hereto)

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, of U.S. Bank National Association as trustee under the Indentures.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on August 15, 2016.

MASTEC, INC.

By:	/s/ José R. Mas
José R. Mas Chief Executive Officer (Principal Executive Officer)

By:	/s/ George L. Pita
George L. Pita Chief Financial Officer (Principal Financial and Accounting Officer)

The following direct and indirect subsidiaries of the registrant may guarantee the debt securities and are co-registrants under this registration statement.

CO-REGISTRANTS

CAM Communications, Inc.

By:	/s/ Robert E. Apple
Robert E. Apple President (Principal Executive Officer)

By:	/s/ George L. Pita
George L. Pita Vice President and Treasurer (Principal Financial and Accounting Officer)

Church & Tower, Inc. MasTec Brazil I, Inc. MasTec Brazil II, Inc. MasTec Latin America, Inc. MasTec North America, Inc. MasTec Services Company, Inc. MasTec Spain, Inc. MasTec Venezuela, Inc.

By:	/s/ José R. Mas
José R. Mas President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ George L. Pita
George L. Pita Chief Financial Officer (Principal Financial and Accounting Officer)

Dynis LLC Dynamic Tower Services, Inc. Dynis Tower Solutions, LLC MasTec ETS Service Company, LLC MasTec Network Solutions, Inc. Optimum Total Source, LLC Three Phase Acquisition Corp.

By:	/s/ Robert E. Apple
Robert E. Apple President (Principal Executive Officer)

By:	/s/ George L. Pita
George L. Pita Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Dynis LLC WesTower Communications LLC By their sole managing member: MasTec Network Solutions, LLC By its sole managing member: MasTec, Inc.

By:	/s/ José R. Mas
José R. Mas Chief Executive Officer

Dynis Tower Solutions, LLC Optimum Total Source, LLC By their sole managing member: Dynis LLC

By:	/s/ Robert E. Apple
Robert E. Apple President

MasTec Property Holdings, LLC MasTec Residential Services, LLC Power Partners MasTec, LLC By their sole managing member: MasTec North America, Inc.

By:	/s/ José R. Mas
José R. Mas President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ George L. Pita
George L. Pita Chief Financial Officer (Principal Financial and Accounting Officer)

EC Source Aviation, LLC

By:	/s/ Brian Bratton
Brian Bratton President (Principal Executive Officer)

By:	/s/ George L. Pita
George L. Pita Principal Financial Officer (Principal Financial and Accounting Officer)

EC Source Aviation, LLC By its sole managing member: EC Source Services, LLC

By:	/s/ Brian Bratton
Brian Bratton President (Principal Executive Officer)

By:	/s/ George L. Pita
George L. Pita Principal Financial Officer (Principal Financial and Accounting Officer)

EC Source Services, LLC

By:	/s/ Brian Bratton
Brian Bratton President (Principal Executive Officer)

By:	/s/ George L. Pita
George L. Pita Principal Financial Officer (Principal Financial and Accounting Officer)

Energy Environmental Group, Inc.

By:	/s/ Robert E. Apple
Robert E. Apple President (Principal Executive Officer)

By:	/s/ George L. Pita
George L. Pita Principal Financial Officer (Principal Financial and Accounting Officer)

Energy Erectors, Inc.

By:	/s/ Robert E. Apple
Robert E. Apple President (Principal Executive Officer)

By:	/s/ George L. Pita
George L. Pita Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Go Green Services, LLC

By:	/s/ Alan Roberts
Alan Roberts Director/Manager (Principal Executive Officer)

By:	/s/ George L. Pita
George L. Pita Principal Financial Officer (Principal Financial and Accounting Officer)

MasTec Renewables Construction Company, Inc.

By:	/s/ Robert E. Apple
Robert E. Apple President (Principal Executive Officer)

By:	/s/ T. Michael Love
T. Michael Love Treasurer and Secretary (Principal Financial and Accounting Officer)

MasTec Network Solutions, LLC

By:	/s/ Ricardo Suarez
Ricardo Suarez Principal Executive Officer

By:	/s/ George L. Pita
George L. Pita Principal Financial Officer (Principal Financial and Accounting Officer)

MasTec Network Solutions, LLC Precision Acquisition, LLC By their sole managing member: MasTec, Inc.

By:	/s/ José R. Mas
José R. Mas Chief Executive Officer (Principal Executive Officer)

By:	/s/ George L. Pita
George L. Pita Chief Financial Officer (Principal Financial and Accounting Officer)

MasTec Property Holdings, LLC

By:	/s/ George L. Pita
George L. Pita Principal Financial Officer (Principal Financial and Accounting Officer)

MasTec Residential Services, LLC Power Partners MasTec, LLC

By:	/s/ Robert E. Apple
Robert E. Apple Principal Executive Officer

By:	/s/ George L. Pita
George L. Pita Principal Financial Officer (Principal Financial and Accounting Officer)

MasTec Wireless Services, LLC

By:	/s/ George L. Pita
George L. Pita Principal Financial Officer (Principal Financial and Accounting Officer)

MasTec Wireless Services, LLC By its sole managing member: Optima Network Services, Inc.

By:	/s/ Robert E. Apple
Robert E. Apple Principal Executive Officer

MP Drilling Holdings, LLC Wanzek Construction, Inc.

By:	/s/ Robert E. Apple
Robert E. Apple President (Principal Executive Officer)

By:	/s/ George L. Pita
George L. Pita Vice President (Principal Financial and Accounting Officer)

MP Drilling Holdings, LLC By its sole managing member: Precision Pipeline, LLC

By:	/s/ Steven Rooney
Steven Rooney President

Nsoro MasTec International, Inc.

By:	/s/ José R. Mas
José R. Mas President (Principal Executive Officer)

By:	/s/ George L. Pita
George L. Pita Vice President (Principal Financial and Accounting Officer)

Optima Network Services, Inc.

By:	/s/ Robert E. Apple
Robert E. Apple President (Principal Executive Officer)

By:	/s/ George L. Pita
George L. Pita Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)

Power Partners MasTec, Inc.

By:	/s/ Robert E. Apple
Robert E. Apple President (Principal Executive Officer)

By:	/s/ George L. Pita
George L. Pita Chief Financial Officer (Principal Financial and Accounting Officer)

Precision Pipeline LLC Precision Transport Company, LLC

By:	/s/ Steven Rooney
Steven Rooney President (Principal Executive Officer)

By:	/s/ Dan Godfrey
Dan Godfrey Chief Financial Officer (Principal Financial and Accounting Officer)

Pumpco, Inc.

By:	/s/ Alan Roberts
Alan Roberts President (Principal Executive, Financial and Accounting Officer)

T&D Power, Inc.

By:	/s/ William Wright
William Wright President (Principal Executive Officer)

By:	/s/ George L. Pita
George L. Pita Principal Financial Officer (Principal Financial and Accounting Officer)

Three Phase Line Construction, Inc.

By:	/s/ Robert E. Apple
Robert E. Apple President (Principal Executive Officer)

By:	/s/ T. Michael Love
T. Michael Love Treasurer (Principal Financial and Accounting Officer)

WesTower Communications, LLC

By:	/s/ Ricardo Suarez
Ricardo Suarez President (Principal Executive Officer)

By:	/s/ George L. Pita
George L. Pita Vice President (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints José R. Mas and George L. Pita his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed.

Signature	Title	Date

/s/ Jorge Mas Jorge Mas	Chairman of the Board of Directors	August 15, 2016

/s/ José R. Mas José R. Mas (1)	Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2016

/s/ George L. Pita George L. Pita (1)(2)	Chief Financial Officer (Principal Financial and Accounting Officer)	August 15, 2016

/s/ Ernst N. Csiszar Ernst N. Csiszar	Director and Vice Chairman of the Board of Directors	August 15, 2016

/s/ Robert J. Dwyer Robert J. Dwyer	Director	August 15, 2016

/s/ Julia L. Johnson Julia L. Johnson	Director	August 15, 2016

/s/ Javier Palomarez Javier Palomarez	Director	August 15, 2016

/s/ José S. Sorzano José S. Sorzano	Director	August 15, 2016

/s/ John Van Heuvelen John Van Heuvelen	Director	August 15, 2016

(1)	Messrs. Mas and Pita constitute all of the members of each respective Board of Directors of the following co-registrants: Church & Tower, Inc., MasTec Brazil I, Inc., MasTec Brazil II, Inc., MasTec Latin America, Inc., MasTec North America, Inc., MasTec Services Company, Inc., MasTec Spain, Inc., MasTec Venezuela, Inc. and Nsoro MasTec International, Inc. José R. Mas is the principal executive officer and George L. Pita is the principal financial and accounting officer of each of such co-registrants and of MasTec Residential Services, LLC, MasTec Wireless Services, LLC and Power Partners MasTec, LLC. MasTec North America, Inc. is the sole managing member of each of MasTec Property Holdings, LLC, MasTec Residential Services, LLC and Power Partners MasTec, LLC. MasTec, Inc. is the sole managing member of MasTec Network Solutions, LLC and Precision Acquisition, LLC. MasTec Network Solutions, LLC is the sole managing member of Dynis LLC and WesTower Communications, LLC.
(2)	Mr. Pita is one of two directors of each of Pumpco, Inc. and Wanzek Construction, Inc. Mr. Pita is the principal financial and accounting officer of Power Partners MasTec, Inc., Nsoro MasTec International, Inc., Wanzek Construction, Inc., Three Phase Acquisition Corp., Optima Network Services, Inc., CAM Communications, Inc., EC Source Aviation, LLC, EC Source Services, LLC, MasTec Network Solutions, LLC, MasTec Property Holdings, LLC, T&D Power, Inc., Energy Environmental Group, Inc., Dynamic Tower Services, Inc., Go Green Services, LLC, MasTec ETS Service Company, LLC, Energy Erectors, Inc., Dynis LLC, Dynis Tower Solutions, LLC, Optimum Total Source, LLC, WesTower Communications, LLC, MP Drilling Holdings, LLC, and MasTec Network Solutions, Inc.

Signature	Title	Date

/s/ Robert E. Apple Robert E. Apple

President (Principal Executive Officer) and Director of Three Phase Acquisition Corp., Three Phase Line Construction, Inc., CAM Communications, Inc., MasTec Renewables Construction Company, Inc., Optima Network Services, Inc. (3), Power Partners MasTec, Inc., Dynamic Tower Services, Inc., MasTec ETS Service Company, LLC, Energy Erectors, Inc., MasTec Network Solutions, Inc., Energy Environmental Group, Inc. and Wanzek Construction, Inc.;

President (Principal Executive Officer) of Dynis LLC (4), Dynis Tower Solutions, LLC, Optimum Total Source, LLC and MP Drilling Holdings, LLC;

Director of EC Source Services, LLC (5);

Director of Pumpco, Inc., Precision Pipeline LLC (6);

Manager of Go Green Services, LLC and Precision Transport Company, LLC

August 15, 2016

/s/ T. Michael Love T. Michael Love

Treasurer

(Principal Financial and Accounting Officer) of Three Phase Line Construction, Inc.;

Treasurer (Principal Financial and Accounting Officer)

and Secretary of MasTec Renewables Construction Company, Inc.

August 15, 2016

/s/ Pablo Alvarez Pablo Alvarez	Director of Three Phase Acquisition Corp., Precision Pipeline LLC (6); Manager of Precision Transport Company, LLC;	August 15, 2016

/s/ Alan Roberts Alan Roberts	President (Principal Executive, Financial and Accounting Officer) of Pumpco, Inc.; Director/Manager of Go Green Services, LLC	August 15, 2016

/s/ Brian Bratton Brian Bratton	President (Principal Executive Officer) and Director of EC Source Services, LLC (5) Principal Executive Officer of EC Source Aviation, LLC	August 15, 2016

/s/ William Wright William Wright	President (Principal Executive Officer) and Director of T&D Power, Inc.	August 15, 2016

/s/ Robyn Roberts Robyn Roberts	Director/Manager of Go Green Services, LLC	August 15, 2016

/s/ Ricardo Suarez Ricardo Suarez	President (Principal Executive Officer) of WesTower Communications, LLC Principal Executive Officer of MasTec Network Solutions, LLC	August 15, 2016

/s/ Steven Rooney Steven Rooney	President (Principal Executive Officer) and Director of Precision Pipeline LLC (6)	August 15, 2016

/s/ Dan Godfrey Dan Godfrey	Chief Financial Officer (Principal Financial and Accounting Officer) of Precision Pipeline LLC (6) and Precision Transport Company, LLC	August 15, 2016

(3)	Optima Network Services, Inc. is the sole managing member of MasTec Wireless Services, LLC.
(4)	Dynis LLC is the sole managing member of Dynis Tower Solutions, LLC and Optimum Total Source, LLC.
(5)	EC Source Services, LLC is the sole managing member of EC Source Aviation, LLC.
(6)	Precision Pipeline, LLC is the sole managing member of MP Drilling Holdings, LLC.

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

4.1	Composite Articles of Incorporation filed as Exhibit 3.1 to our Annual Report on Form 10-K filed with the SEC on February 25, 2010 and incorporated by reference herein.

4.2	Amended and Restated By-laws of MasTec, Inc., amended and restated as of January 22, 2010, filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 28, 2010 and incorporated by reference herein.

4.3	Form of Preferred Stock.*

4.4	Form of Deposit Agreement (Form of Receipt included therein).*

4.5	Indenture, dated June 5, 2009, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee (Form of Senior Debt Securities included therein) filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on June 5, 2009 and incorporated by reference herein.

4.6	Fifth Supplemental Indenture, dated March 18, 2013, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee filed as Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on March 18, 2013 and incorporated by reference herein.

4.7	Sixth Supplemental Indenture, dated September 30, 2013, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee filed as Exhibit 4.11 to our Annual Report on Form 10-K filed with the SEC on February 27, 2014 and incorporated by reference herein.

4.8	Seventh Supplemental Indenture, dated November 11, 2013, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee filed as Exhibit 4.12 to our Annual Report on Form 10-K filed with the SEC on February 27, 2014 and incorporated by reference herein.

4.9	Eighth Supplemental Indenture, dated March 12, 2014, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee filed as Exhibit 4.1 to our Quarterly Report on Form 10-Q filed with the SEC on August 11, 2014 and incorporated by reference herein.

4.10	Ninth Supplemental Indenture, dated April 30, 2014, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee filed as Exhibit 4.2 to our Quarterly Report on Form 10-Q filed with the SEC on August 11, 2014 and incorporated by reference herein.

4.11	Tenth Supplemental Indenture, dated July 10, 2014, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee filed as Exhibit 4.3 to our Quarterly Report on Form 10-Q filed with the SEC on August 11, 2014 and incorporated by reference herein.

4.12	Eleventh Supplemental Indenture, dated August 8, 2014, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee filed as Exhibit 4.1 to our Quarterly Report on Form 10-Q filed with the SEC on October 30, 2014 and incorporated by reference herein.

4.13	Twelfth Supplemental Indenture, dated December 8, 2014, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee filed as Exhibit 4.9 to our Annual Report on Form 10-K filed with the SEC on July 31, 2015 and incorporated by reference herein.

4.14	Thirteenth Supplemental Indenture, dated April 10, 2015, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on April 13, 2015 and incorporated by reference herein.

4.15	Fourteenth Supplemental Indenture, dated January 7, 2016, by and among MasTec, Inc., MasTec, Inc.’s subsidiaries party thereto, as guarantors, and U.S. Bank National Association, as trustee filed as Exhibit 4.11 to our Annual Report on Form 10-K filed with the SEC on February 26, 2016 and incorporated by reference herein.

4.16	Form of Indenture for Subordinated Debt Securities (Form of Subordinated Debt Securities included therein) filed as Exhibit 4.6 to our Registration Statement on Form S-3 (File No. 333-158502) filed with the SEC on April 8, 2009.

4.17	Form of Warrant Agreement (Form of Warrant included therein).*

4.18	Form of Stock Purchase Contract.*

4.19	Form of Stock Purchase Unit.*

5.1	Opinion of Holland & Knight LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of BDO USA, LLP

23.2	Consent of Holland & Knight LLP. (contained in legal opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature pages hereto)

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, of U.S. Bank National Association as trustee under the Indentures.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.